                                                                    EXHIBIT 99.1

                         MAHONING NATIONAL BANCORP, INC.

               PROXY FOR SPECIAL MEETING OF SHAREHOLDERS CALLED FOR

                                 AUGUST 30, 1999

         The undersigned having received, together with the proxy statement/prospectus dated as of July 26, 1999, notice of the special meeting of shareholders of MAHONING NATIONAL BANCORP, INC., a Ohio corporation, to be held on August 30, 1999 at 3:00 p.m., hereby designates and appoints Robert J. Edwards and Helene Gran Salreno as proxies for the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of common stock that the undersigned is entitled to vote at the special meeting of shareholders, unless revoked, and at any adjournment or postponement thereof, such proxies being directed to vote as specified below on the following proposal:

                  MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1.

     Proposal 1:  To approve and adopt the Agreement and Plan of Merger by and between Sky Financial Group, Inc. and Mahoning National Bancorp, Inc., providing for the merger of Mahoning Bancorp with and into Sky Financial.

              [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

     Proposal 2:  To transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof, in order to allow the further solicitation of proxies.

              [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

     THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. ALL PROXIES PREVIOUSLY GIVEN ARE HEREBY REVOKED. RECEIPT OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

            (Continued, and to be dated and signed, on the other side)

                         (Continued from the other side)

     The aforesaid proxies are hereby authorized to vote on any other matter that may properly come before the meeting at their discretion. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the Mahoning Bancorp special meeting and advising the Secretary of the shareholder's intent to vote the common shares or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of Mahoning Bancorp, at 23 Federal Plaza, Youngstown, Ohio 44501, Attn. Norman E. Benden, Jr. Secretary and Treasurer. A revocation may be in any form validly signed by the record holder so long as it clearly states that the proxy previously given is no longer effective.

                                               Dated: , 1999

                                               ------------------------------
                                                 (Signature of Shareholder)

                                               ------------------------------
                                                 (Signature of Shareholder)

                                               Please sign exactly as your
                                               name appears on your share
                                               certificate(s) and return this
                                               proxy promptly in the
                                               accompanying envelope. If the
                                               shares of stock are issued in
                                               the names of two or more
                                               persons, all persons should
                                               sign the proxy. If the shares
                                               of stock are issued in the
                                               name of a corporation or
                                               partnership, please sign in
                                               the corporate name, by the
                                               president or other authorized
                                               officer, or in the partnership
                                               name, by an authorized person.
                                               When signing as attorney,
                                               executor, administrator,
                                               trustee, guardian or in any
                                               other representative capacity,
                                               please give your full title as
                                               such.

                                               PLEASE DATE, SIGN AND MAIL
                                               THIS PROXY TO MAHONING
                                               NATIONAL BANCORP, INC.,
                                               ATTENTION: NORMAN E. BENDEN,
                                               JR. SECRETARY AND TREASURER,
                                               23 FEDERAL PLAZA, YOUNGSTOWN,
                                               OHIO 44501. AN ENVELOPE IS
                                               ENCLOSED FOR YOUR CONVENIENCE.